UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 1, 2006

Date of Report (Date of earliest event reported)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13647 (Commission File Number)	73-1356520 (I.R.S. Employer Identification No.)

5330 East 31st Street, Tulsa, Oklahoma 74135

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (918) 660-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 1, 2006, Dollar Thrifty Automotive Group, Inc., a Delaware corporation (the “Company”), entered into a master services agreement (“MSA”) with Electronic Data Systems Corporation and EDS Information Systems, L.L.C. (collectively, “EDS”). This MSA is a five-year, $150 million agreement, commencing on October 1, 2006, wherein EDS will provide a range of information technology (“IT”) services to the Company, including applications development and maintenance, network, workplace and storage management, back-up and recovery and mid-range hosting services. This MSA extends and expands a nine-year relationship between the Company and EDS, wherein EDS has provided the Company a portion of its data center operations support. The MSA will provide significant cost reductions to the Company over its term at current levels of IT development and support. Additionally, one-time transition costs of approximately $13 million will be incurred by the Company to transition the IT function to EDS, which is further discussed in Item 2.05.

A copy of the press release issued by the Company and EDS on August 2, 2006 announcing the entry into the MSA is attached hereto as Exhibit 99.31.

ITEM 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

As discussed in Item 1.01, on August 1, 2006, the Company entered into the MSA with EDS to provide a range of IT services. EDS offers a world-class approach to technology solutions and allows the Company to leverage the expertise of EDS along with providing significant cost reductions to the Company. The Company will begin transitioning IT activities to EDS resulting in one-time costs, which are initially estimated at $13 million and are expected to result in cash expenditures in 2006 and 2007. These one-time transition costs include approximately $6 million of costs relating to effectively transitioning the processes and knowledge base of the Company’s existing systems and projects to EDS, approximately $5 million of severance and incentive costs for employees of the Company, and approximately $2 million of costs relating to relocation and a physical inventory of the Company’s equipment. These transitional activities are expected to be fully completed by early 2008.

A copy of the press release issued by the Company on August 2, 2006 announcing the anticipated earnings impact on the Company of the transition costs resulting from the MSA is attached hereto as Exhibit 99.32.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description

99.31	Press release regarding the entry into a Master Services Agreement with EDS issued by Dollar Thrifty Automotive Group, Inc. and EDS on August 2, 2006

99.32	Press release regarding the anticipated earnings impact of a new IT services agreement issued by Dollar Thrifty Automotive Group, Inc. on August 2, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Registrant)

August 7, 2006	By:	/s/ STEVEN B. HILDEBRAND
Steven B. Hildebrand
Senior Executive Vice President, Chief Financial
Officer, Principal Financial Officer and Principal
Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.31	Press release regarding the entry into a Master Services Agreement with EDS issued by Dollar Thrifty Automotive Group, Inc. and EDS on August 2, 2006

99.32	Press release regarding the anticipated earnings impact of a new IT services agreement issued by Dollar Thrifty Automotive Group, Inc. on August 2, 2006

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